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                                                                Exhibit 3.1(o)

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                           CERTIFICATE OF DESIGNATION

                         FOR SERIES B SENIOR CUMULATIVE
               COMPOUNDING CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                       OF

                               MENTUS MEDIA CORP.

                         PURSUANT TO SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW

                             -----------------------

            MENTUS MEDIA CORP. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

            FIRST: That the board of directors of the Corporation, by unanimous written consent, duly adopted resolutions setting forth a proposed amendment to the Certificate of Designation for the Series B Senior Cumulative Compounding Convertible Preferred Stock, par value $1.00 per share of the Corporation, of the Corporation, declaring such amendment to be advisable and authorizing the solicitation of written consents of the stockholders of the Corporation with respect thereto. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the Certificate of Designation for the Corporation's Series B Senior Cumulative Compounding Convertible Redeemable Preferred Stock, par value $1.00 per share, be amended as follows:

            1. The definition of "Affiliate" in Section 2 is amended by adding "or Series C Shares" immediately after the term "Series B Shares" appearing in such definition.

            2. The definition of "Affiliate" in Section 2 is further amended by adding "or Series C Preferred Stock" immediately after the term "Series B Preferred Stock" in each place that such term appears in such definition.

            3. Clause (ii) of the first sentence of the definition of "Change in Control" in Section 2 is amended to read in its entirety as follows:

                  "(ii) the Corporation consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Corporation, in any such event pursuant to a transaction in which the outstanding Common Stock of the Corporation is converted into or exchanged for cash, securities, equity interests or other property and immediately after such transaction the Persons who were the Beneficial Owners of the outstanding Common Stock of the Corporation immediately prior to such transaction are not the beneficial owners, directly or indirectly, of more than 50% of the combined voting power represented by all then outstanding common stock of the surviving or transferee

            Person; or"

            4. Clause (v) of the first sentence of the definition of "Change in Control" in Section 2 is amended to read in its entirety as follows:

                  "(v) for any reason (including death or disability), Gerard
            Joyce or Thomas Pugliese ceases to be the Beneficial Owner, directly or indirectly, of 80% or more of the shares of Common Stock held by him on September 25, 1996 (as appropriately adjusted for any subdivision, combination, reclassification, recapitalization, reorganization, merger or other change of or in the outstanding Common Stock), other than any shares thereof which were 'Restricted Shares' issued subject to forfeiture pursuant to his employment agreement with the Corporation as amended and in effect on September 25, 1996."

            5. The definition of "Existing Rights" in Section 2 is amended by
(i) adding "(i)" immediately after the word "means" appearing therein and (i) adding "and (ii) all Series C Shares from time to time outstanding" at the end of such definition.

            6. The definition of "Fair Market Value" in Section 2 is amended to read in its entirety as follows:

                        "'Fair Market Value' means, in respect of any security, asset or other property, the price at which a willing seller would sell and a willing buyer would buy such security, asset or other property having full knowledge of the facts, in an arm's-length auction transaction without time constraints, and without being under any compulsion to buy or sell. The determination of the Fair Market Value of the Corporation, the Common Stock or any other capital stock of the Corporation shall be determined on a going concern or liquidation basis, whichever yields the higher result, on the basis of the assumption that the management and other key employees of the Corporation and its subsidiaries will continue to be employed indefinitely and without treating as liabilities the amount, if any, (i) payable or which may become payable by the Corporation pursuant to the indemnification provisions of the TFC Purchase Agreement, the Series C TFC Purchase Agreement or any other purchase agreement pursuant to which any Series C Shares are acquired by any Person, (ii) any indebtedness of the Corporation to Gerard P. Joyce subject to the Agreement, dated as of September 25, 1996, among the Corporation, Mr. Joyce and the Purchasers or (iii) in the case of any Participation Event, any indebtedness or liability of the Corporation or any of its subsidiaries to its controlling Person or Persons or any of their respective Affiliates. In the case of a determination of the Fair Market Value of a share of capital stock of the Corporation as of any time, (i) if such capital stock is Publicly Traded at such time, the Fair Market Value of a share of such capital stock shall be the Current Market Price thereof as of such time and (ii) if such capital stock is not Publicly Traded at such time, the Fair Market Value of a share of such capital stock shall be the price determined as of such time in accordance with the first three sentences of this definition, without giving effect to any discount for a minority interest, to the fact that such capital stock is not Publicly Traded, to any lack of liquidity of such capital stock or to the fact (if true) that the Corporation has no class of equity security registered under the Exchange Act."

            7. The definition of "Issue Date" in Section 2 is amended to read in its entirety as follows:

                  "'Issue Date' means, with respect to any Investor Preferred
            Share, the date of original issuance of such Investor Preferred Share. The date of original issuance of the Series B Shares issued pursuant to any Purchase Agreement is the Closing Date. The date of original issuance of each Series C Share issued pursuant to the TFC Series C Purchase
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            Agreement or any of the Other Purchase Agreements or the
            Co-Investment Agreement referred to therein is the date of the TFC Series C Purchase Agreement."

            8. The definition of "Junior Stock" in Section 2 is amended by (i) substituting "Corporation" for the term "Company" in the last sentence thereof,
(ii) (i)substituting "Series B Preferred Stock" for the term "Series A Preferred Stock" appearing in the last sentence thereof and (iii) amending the first sentence thereof to read in its entirety as follows:

                  "Junior Stock" means (i) each class or series of Common Stock,
            (ii) the Series A Preferred Stock of the Corporation, (iii) any other class or series of capital stock of the Corporation hereafter created, other than (A) the Series C Preferred Stock, (B) any class or series of Parity Stock (except to the extent provided under clause (iv) of this sentence) and (C) any class or series of Senior Stock (except to the extent provided under clause (iv) of this sentence), and (iv) any class or series of Parity Stock or Senior Stock to the extent that it ranks junior to the Series B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be.

            9. The definition of "Liquidation Price" in Section 2 is amended to read in its entirety as follows:

            "'Liquidation Price'" means, as of any time:

                  "(i) in the case of any Series B Share, the sum of (A) Seventy-Seven Dollars ($77.00) plus (B) an amount equal to all unpaid dividends accrued on such Series B Share since the Issue Date thereof which, pursuant to Section 4(b) hereof, have been added to and remain part of the Liquidation Price as of such time of determination, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends; and

                  "(ii) in the case of any Series C Share, the 'Liquidation Price' of such Series C Share as of such time as defined in and determined in accordance with the Series C Certificate of Designation".

            10. The first sentence of the definition of "Parity Stock" in
Section 2 is amended by redesignating clause (ii) thereof as clause (iii) and adding ", (ii) the Series C Preferred Stock" immediately after the end of clause
(i) thereof.

            11. The definition of "Qualified IPO" in Section 2 is amended to read in its entirety as follows:

                              "'Qualified IPO' means either (i) consummation of
                  an initial public offering of the Corporation's Common Stock generating proceeds of at least $20 million on a pre-money equity valuation of at least $308 per share of Common Stock (as appropriately adjusted for stock splits, reverse splits, stock dividends or other reclassifications, reorganizations or similar events affecting the capital stock of the Corporation, the record date for which occurs after the Closing Date) or (ii) any date at which all of the following statements are true: (A) the Common Stock is registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended, (B) the Common Stock is listed for trading on a national securities exchange registered under the Exchange Act or traded in over-the counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc., (C) the average daily trading volume of shares of the Common Stock reported by such exchange or quotation systems for the period of 5 consecutive trading days prior to such date of closing has exceeded 0.7% of the number of shares of Common Stock actually issued and outstanding on such date and (D) the average closing price for the period of 20 consecutive trading days before such date is at least $308 per share (as appropriately adjusted for stock splits, reverse splits, stock dividends or other reclassifications, reorganizations or similar events affecting the capital stock of the Corporation, the record date for which occurs after the Closing Date)."

            12. The definition of "Series A Preferred Stock" is amended by deleting the word "Exchangeable" therefrom.

            13. The definition of "Series B Certificate of Designation" in
Section 2 is amended to read in its entirety as follows:

                              "'Series B Certificate of Designation' means the
                  Certificate of Designation setting forth the resolution of the Board of Directors creating and authorizing the issuance of the Series B Preferred Stock and filed with the Delaware Secretary of State pursuant to Section 151 of the Delaware General Corporation Law or any successor provisions of the Corporation's Certificate of Incorporation, as the same may have been or be amended."

            14. The definition of "Valuation Committee" in Section 2 is amended to read in its entirety as follows:

                        "'Valuation Committee' means a committee of the Board of
                  Directors composed of (i) the Series B Director or, during any period that there is no Series B Director, the Series C Director, (ii) one or more independent directors (as defined in Section 8(f) hereof) and (iii) not more than one other director."
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            15. Section 2 is further amended by deleting therefrom the definitions of (i) "Accrual Date" and "Conversion Value."

            16. Section 2 is further amended by adding thereto, in the proper alphabetical order, the following additional defined terms:

            "Dividend Date" means (i) in the case of the Series B Preferred Stock, any Dividend Payment Date; and (ii) in the case of the Series C Preferred Stock, any "Dividend Payment Date" as defined in the Series C Certificate of Designation.

            "Investor Preferred Stock" means the Series B Preferred Stock or the Series C Preferred Stock.

            "Investor Preferred Share" means any Series B Share or Series C
Share.

            "Majority Senior Holders" means, as of any time, the holder or holders of Series B Shares, Series C Shares or both having an aggregate Liquidation Price representing more than 50% of the total Liquidation Price of all Series B Shares and Series C Shares then outstanding.

            "Participation Amount" means, with respect to any share of Investor Preferred Stock as of any time, the aggregate amount that would be payable to the holder of such share pursuant to subsections (a) and (b) of Section 5 hereof if it were assumed that at such time (i) the assets of the Corporation were sold in a tax-free transaction for cash equal to the Fair Market Value of the Corporation determined as of such time, (ii) the Corporation was dissolved and liquidated, and the cash proceeds of the deemed sale of the Corporation's assets were distributed to the Corporation's stockholders, including the holders of the Investor Preferred Stock, the Series A Preferred Stock and the Common Stock, in accordance with their respective preferences and priorities upon dissolution and liquidation of the Corporation. For purposes of the calculation of the Participation Amount as of any time, it shall be assumed that (i) all Rights and Convertible Securities, including the Series A Preferred Stock, but excluding the Series B Preferred Stock and the Series C Preferred Stock, that are exercisable at such time were either exercised or not exercised, whichever would result in the greatest payment to the holders thereof in the event of the assumed dissolution and liquidation of the Corporation at such time as provided in the first sentence of this definition, and (ii) all shares of Series B Preferred Stock or Series C Preferred Stock then outstanding continue to be outstanding and are not converted into Common Stock.

            "Participation Event" means (i) any Change in Control, or (ii) any consolidation, merger, binding share exchange or reorganization to which the Corporation is party, except a consolidation, merger, share exchange or reorganization in which the Corporation is the continuing corporation and which does not result in any exchange or conversion of the outstanding shares of any class or series of capital stock of the Corporation, any distribution, issuance of securities or payment of other consideration to the holders of the outstanding shares of any class or series of capital stock of the Corporation, or change in the outstanding shares of any class or series of capital stock of the Corporation (other than an increase in the number of shares thereof issued and outstanding) or (iii) any sale, assignment, conveyance, leasing or other disposition, in one or more transactions, of all or substantially all of its assets to any Person or Persons.

            "Publicly Traded" is defined under the definition of "Current Market Price" above in this Section 2.

            "Pugliese Employment Agreement" means the Employment Agreement, dated August 1, 1990, between the Corporation and Thomas Pugliese, as amended pursuant to the Amendment to Employment Agreement dated September 25, 1996 and the Second Amendment to Employment Agreement dated the date of the TFC Series C Purchase Agreement, as the same may be amended from time to time with the approval of the Series B Director or the Majority Holders.

            "Redemption Price" means:

                  (i) as to any share of Series B Preferred Stock that is to be redeemed on any Redemption Date pursuant to any subsection of
                  Section 6, the redemption price determined pursuant to such subsection.

                  (ii) in the case of any Series C Share as of any time, the "Redemption Price" of such Series C Share as of such time as defined in and determined in accordance with the Series C Certificate of Designation.

            "Series B Certificate of Designation" means the Certificate of Designation setting forth the resolution of the Board of Directors creating and authorizing the issuance of the Series B Preferred Stock and filed with the Delaware Secretary of State pursuant to Section 151 of the Delaware General Corporation Law or any successor provisions of the Corporation's Certificate of Incorporation, as the same may have been or may be amended.

            "Series C Certificate of Designation" means the Certificate of Designation setting forth the resolution of the Board of Directors creating and authorizing the issuance of the Series C Preferred Stock and filed with the Delaware Secretary of State pursuant to Section 151 of the Delaware General Corporation Law or any successor provisions of the Corporation's Certificate of Incorporation, as the same may have been amended prior to or concurrently with the Closing Time and thereafter may be amended.

            "Series C Director" means any director of the Corporation elected by the holders of the Series C Shares voting as a separate class.

            "Series C Preferred Stock" means the Series C Senior Cumulative Compounding Redeemable Convertible Preferred Stock, par value $1.00 per share, of the Corporation.

            "Series C Share" means any issued and outstanding share of Series C Preferred Stock. In no event shall shares of Series C Preferred Stock owned or held by or for the account of the Corporation or any subsidiary thereof be deemed to be issued and outstanding for any purpose.

            "TFC Series C Purchase Agreement" means the Stock Purchase Agreement among the Corporation, the Purchasers and Pulitzer Publishing Company pursuant to which the Purchasers and Pulitzer Publishing Company first acquired Series C Shares, as the same may be amended from time to time in accordance with its terms.

            17. Subsections (a), (b) and (c) of Section 3 are amended to read in their entirety as follows:

                  "(a) Rank. The Series B Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption (i) rank on a parity basis with the Series C Preferred Stock and
(ii) rank prior to (A) the Common Stock, (B) the Series A Preferred Stock and
(C) any other class or series of capital stock of the Corporation, whether now existing or hereafter created, except (in the case of this subclause (ii)(C) only) the Series B Preferred Stock or any other class or series of Parity Stock or Senior Stock hereafter created and issued with the prior approval of the Majority Senior Holders, to the extent otherwise provided for by the terms of such other class or series of Parity Stock or Senior Stock set forth in the instrument creating and authorizing such Parity Stock or Senior Stock, provided that such terms shall have been furnished in writing to and approved by the Majority Senior Holders.

                  "(b) Certain Restrictions on Payments in Respect of Capital
            Stock. Except if and to the extent expressly authorized by Section 3(e) or with the prior approval of the Majority Senior Holders so long as any Series B Preferred Stock is outstanding, the Corporation shall not, and shall cause each of the Subsidiaries not to:

                        (i) declare or pay dividends on, or declare or make any
                  other distribution, whether in cash, property, securities or any other form of consideration, to the holders of or otherwise with respect to, the Common Stock, the Series A Preferred Stock or any other class or series of capital stock of the Corporation now existing or hereafter created other than the Series B Preferred Stock or the Series C Preferred Stock;

                        (ii) redeem, purchase or otherwise acquire for cash,
                  property, securities or any other form of consideration any Common Stock, Series A Preferred Stock or any other class or series of capital stock of the Corporation now existing or hereafter created other than the Series B Preferred Stock or the Series C Preferred Stock;

                        (iii) declare or pay dividends on, or make any other distribution to the holders of or otherwise with respect to any Parity Stock, whether in cash, property, securities or any other form of consideration, except dividends declared and paid ratably on the Series B Preferred Stock and each class or series of Parity Stock as to which dividends are payable or in arrears so that the amount of dividends declared and paid per share of the Series B Preferred Stock and per share of each class or series of such Parity Stock are in proportion to the respective total amounts of unpaid dividends accrued with respect to the Series B Preferred Stock and all such classes and series of Parity Stock;

                        (iv) subject to Section 3(c) hereof, redeem, purchase or
                  otherwise acquire for cash, property, securities or any other form of consideration any Series B Shares or Series C Shares otherwise than in accordance with the respective terms thereof, but conversion of any Series B Shares or Series C Shares in accordance with their respective terms shall not be deemed to be a redemption, purchase or other acquisition subject to this clause or Section 3(c) hereof; or

                        (v) set aside, pursuant to a sinking fund or otherwise,
                  any cash, property, securities or other form of consideration for any of the foregoing purposes.

                        "(c) Pro Rata Redemptions and Purchases. If any date or
                  event shall occur that requires the Corporation to redeem any Series B Shares or Series C Shares and the Corporation has insufficient legally available funds to redeem all Series B Shares and Series C Shares then required to be redeemed, then:
                  (i) the Corporation shall give written notice to such effect to the holders of Investor Preferred Shares as soon as practicable (and in any event not later than ten Business
                  Days) prior to the applicable Redemption Date; and (ii) subject to the third sentence of this subsection, (A) the funds legally available for such purpose shall be applied to redeem the Series B Shares and Series C Shares then required to be redeemed ratably in proportion to the respective full amounts to which the holders of shares of each such series would be entitled if the Corporation had sufficient legally available funds to redeem all Series B Shares and Series C Shares then required to be redeemed and (B) as and when the Corporation has additional legally available funds, it shall apply such funds to redeem the balance of the Series B Shares and Series C Shares required to be redeemed proportionately as provided in subclause (ii)(A) of this sentence. In the event of any such partial redemption, the shares of either series to be redeemed shall be selected on a pro rata basis from among all holders of the shares that series required to be redeemed. At any time after a notice from the Corporation is given pursuant to the first sentence of this subsection and before the applicable Redemption Date, either the Majority Holders or the holders of a majority of the shares of Series C Preferred Stock then outstanding (the 'Majority Series C Holders') may notify the Corporation in writing that such Majority Holders or Majority Series C Holders, as the case may be, object to partial redemptions as provided in the first sentence of this subsection. If such a written objection is given, the Corporation shall not make any such redemption of any Series B Shares or Series C Shares unless or until it is otherwise instructed in writing by both the Majority Holders and the Majority Series C Holders. Unless otherwise determined by the Majority Senior Holders, the Corporation shall not, and shall cause each of the Subsidiaries not to, otherwise purchase or acquire for value any shares of Series B Preferred Stock or Series C Preferred Stock unless (i) such purchase or other acquisition is made pursuant to an offer made on the same terms to all holders of shares of Series B Preferred Stock and all holders of Series C Preferred Stock, except for differences in price proportionate to any differences in the respective Liquidation Prices of the two series and (ii) there are simultaneously purchased or otherwise acquired on such terms all shares which such holders elect to tender for purchase or other acquisition; provided, that if the aggregate purchase price for all shares tendered for purchase exceeds the aggregate amount offered by the Corporation, the purchase shall be made proportionately between the Series B Shares and the Series C Shares tendered so that the aggregate amount received by the holders of tendered shares of either series shall be proportionate to the ratio that the aggregate Liquidation Price of all tendered shares of that series bears to the aggregate Liquidation Price of all shares of both series tendered for purchase, and the shares of either series purchased by the Corporation shall be selected on a pro rata basis from among all holders who tendered shares of that series. Nothing contained in this
                  Section 3(c) is intended to eliminate, qualify, modify or limit the rights of the holders of any Investor Preferred Shares under any provision of this resolution, including
                  Section 3(i), or the Series C Certificate of Designation, including the provisions thereof corresponding to Section 3(i) hereof, or any other rights or remedies which such holders may have at law, in equity, by contract or otherwise in the event of the failure of the Corporation to redeem any Investor Preferred Shares as and at the times that would be required but for the provisions of this Section 3(c)."

            18. Subsection (d) of Section 3 is amended by (i) substituting "Majority Senior Holders" for the term "Majority Holders" in each place such term appears in such subsection, (ii) adding "or Series C Preferred Stock" immediately after the term "Series B Preferred Stock" in each place such term appears in such subsection, (iii) deleting the phrase "in accordance with
Section 8" in each place such term appears in such subsection and (iv) deleting the words "by the terms hereof" that appear therein immediately before "provided" in the first sentence thereof.

            19. Subsection (e) of Section 3 is amended by (i) deleting the phrase "Subject to Section 3(f)," and capitalizing the first letter of the word "if" immediately following such phrase, (ii) deleting "clause (i), (ii) or (iv) of" therefrom, (iii) deleting the phrase "in accordance with Section 8" in each place such phrase appears in such subsection, and (iv) substituting "Majority Senior Holders" for the term "Majority Holders" appearing in such subsection.

            20. Section 3 is further amended by deleting the entire text of subsection (f) thereof and substituting "[Intentionally Omitted]", so that subsection (f) reads in its entirety as "(f)[Intentionally Omitted]."

            21. Subsection (g) of Section 3 is amended by substituting "Series B Preferred Stock" for the term "Series A Preferred Stock" appearing in the second sentence thereof.

            22. Subsection (h) of Section 3 is amended to read in its entirety as follows:

                        "(h) Certain Notices and Other Obligations Relating to
                  Participation Event or Reorganization Events. If the Corporation agrees or the Board of Directors passes a resolution authorizing the Corporation to voluntarily consummate or take, or assist any one or more of the holders of its Common Stock in consummating or taking, any transaction or action which would, if consummated, result in a Participation Event, or if the Corporation receives formal written notice that one or more of the holders of its Common Stock have agreed to engage in any such transaction, then it shall send to each holder of Series C Preferred Stock and each holder of the Series B Preferred Stock, at least 15 days prior to the scheduled or anticipated closing of such transaction (or, in the case where the Corporation receives formal written notice of such transaction, immediately upon receiving such formal written notice if such notice is received less than 15 days prior to the scheduled or anticipated closing of such transaction), a written notice which will summarize the material terms of such transaction, and if any of such terms change in any material respect prior to such closing, the Corporation shall promptly notify the holders of the Series C Preferred Stock and the holders of the Series B Preferred Stock in writing. If any Participation Event occurs, the Corporation shall give the holders of the Series C Preferred Stock and the holders of the Series B Preferred Stock written notice thereof promptly, and in any event not later than the fifth Business Day after the Corporation has knowledge of such occurrence, and such notice shall summarize the material facts relating to such Participation Event. If the Corporation plans or the Board of Directors passes a resolution authorizing the Corporation, or any Significant Subsidiary's Board of

                  Directors or other governing body plans or authorizes such Significant Subsidiary, to take any voluntary action intended to result in any Reorganization Event, or if the Corporation receives formal written notice that any other Person plans to take or has taken any action intended to result in an involuntary Reorganization Event, then it shall immediately send to each holder of Series C Preferred Stock and each holder of the Series B Preferred Stock (or, in the case where the Corporation receives formal written notice of such action, immediately upon receiving such formal written notice), a written notice to that effect stating the material relevant facts relating thereto and shall thereafter keep each such holder apprised on a current basis of all related material developments. If any Reorganization Event occurs, the Corporation shall give the holders of the Series C Preferred Stock and the holders of the Series B Preferred Stock written notice thereof promptly, and in any event not later than the next Business Day after the Corporation has knowledge of such occurrence, and such notice shall summarize the material facts relating to such Reorganization Event. Each notice given by the Corporation pursuant to the second or fourth sentence of this Section 3(h) shall be accompanied by an appropriate form (an 'Election Form') by which the holders of the Series C Preferred Stock and the holders of the Series B Preferred Stock may elect whether or not to require the Corporation to redeem their shares of the Series B Preferred Stock in accordance with the terms of Section 6(c) or their shares of the Series C Preferred Stock in accordance with the terms thereof (as the case may be). If, at any time within a period of 15 days after Election Forms are mailed, the Corporation shall have received completed Election Forms from the Majority Senior Holders electing to require the Corporation to redeem the Series B Shares, Series C Shares or both held by them, the Corporation shall promptly thereafter redeem from all holders of Series C Preferred Stock and all holders of Series B Preferred Stock, in accordance with Section 6(c) and the other applicable provisions of this resolution and the applicable provisions of the Series B Certificate of Designation, respectively, all outstanding shares of Series C Preferred Stock and Series B Preferred Stock; provided, however, that the Corporation shall not voluntarily consummate or take, or assist any of the holders of its Common Stock in consummating or taking, any transaction or action which would result in a Participation Event unless (i) prior to the date such transaction is closed or such action is taken, the procedures specified in this Section 3(h) shall have been followed and the period of 15 days referred to in this sentence shall have expired; (ii) if the Corporation would be required to redeem all shares of Series B Preferred Stock and all shares of Series C Preferred Stock by virtue of such Participation Event, the Corporation shall have (A) deposited with a Redemption Agent funds sufficient to redeem on the applicable Redemption Date all Series B

                  Shares required to be redeemed at the applicable Redemption Price and (B) deposited with a 'Redemption Agent' funds sufficient to redeem on the applicable 'Redemption Date' all Series C Shares required to be redeemed at the applicable 'Redemption Price,' as such quoted terms are defined in and determined in accordance with the Series C Certificate of Designation; and (iii) the Corporation shall have given written notice of its compliance with clause (ii) of this sentence to each holder of Series C Preferred Stock or Series B Preferred Stock. The provisions of this Section 3(h) shall apply successively to each Change of Control or Reorganization Event which may occur."

      23. Subsection (i) of Section 3 is amended as follows:

            (i) by replacing the words "If, at any time that any redemption of shares of Series B Preferred Stock is" which appear at the beginning of the first sentence of such subsection with the words "If, at any time that any redemption of any shares of Investor Preferred Stock is";

            (ii) by adding the words "and the holders of the Series C Preferred Stock" immediately after the term "Series B Preferred Stock" appearing in clause (i) of the first sentence of such subsection;

            (iii) substituting the term "Majority Senior Holders" for the term "Majority Holders" in each place that such term appears in such subsection;

            (iv) by adding the words "and the holders of the Series C Preferred Stock" immediately after the term "Series B Preferred Stock" appearing in the second sentence of such subsection;

            (v) by adding or "Series C Preferred Stock" immediately after the term "Series B Preferred Stock" in the fifth sentence of such subsection; and

            (vi) amending the last sentence of such subsection amended to read in its entirety as follows:

                  "Nothing contained in this Section 3(i) is intended to eliminate, qualify, modify or limit the rights of the holders of the Series B Preferred Stock or the holders of the Series C Preferred Stock under any provision of Series B Certificate of Designation or the Series C Preferred Certificate of Designation, respectively, or any other rights or remedies which such holders may have at law, in equity or by contract in the event of the failure of the Corporation to redeem shares of Series B Preferred Stock or Series C Preferred Stock as and when required by the Series B Certificate of Designation or the Series C Certificate of Designation."

      24. The first sentence of subsection (a) of Section 4 is amended to read in its entirety as follows:

            "The holders of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends, in preference and priority to dividends on any Junior Stock, that shall accrue on the Liquidation Price of each share of the Series B Preferred Stock at the rate of fourteen and eight-tenths percent (14.8%) per annum, from and including the Issue Date of such share to and including the date on which the Liquidation Price (plus unpaid dividends as described in Section 5(a) hereof) or Redemption Price of such share is made available pursuant to Section 5 or
            Section 6, respectively or such share is converted pursuant to
            Section 9 or Section 10."

      25. The third sentence of Section 4(a) is amended by deleting the phrase "or Accrual Date" therefrom.

      26. Section 4(a) is further amended by deleting the fourth sentence thereof.

      27. Subsection (b) of Section 4 is amended to read in its entirety as follows:

                  "(b) Compounding of Dividends. On each Dividend Payment Date, all dividends that have accrued on each share of Series B Preferred Stock during the immediately preceding Dividend Period shall, to the extent not paid on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Liquidation Price of such share effective as of such Dividend Payment Date and shall remain a part thereof to and including the date on which the Liquidation Price (plus unpaid dividends as described in Section 5(a) hereof) or Redemption Price of such share is made available pursuant to Section 5 or Section 6, respectively. No accrued dividends (or dividends accrued thereon) which have been added to Liquidation Price of any Series B Share may be subsequently declared or, except in accordance with Section 5 or Section 6, paid by the Corporation without the consent of the Majority Senior Holders."

      28. Section 5 is amended to read in its entirety as follows:

            "5. Distributions Upon Liquidation, Dissolution or Winding Up.

                  "(a) Payment of Liquidation Price. In the event of any
            liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Investor Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution to the holders of any Junior Stock (in their capacities as holders of such Junior Stock) shall be declared, made or provided for or any cash, property or other consideration shall be set aside for such purpose, an amount in cash or property at its Fair Market Value, as reasonably determined by the Board of Directors in good faith, or a combination thereof, for each share of Investor Preferred Stock, equal to the sum of the Liquidation Price of such share of Investor Preferred Stock as of the date of the payment or distribution thereof to the holders of the Investor Preferred Stock plus all unpaid dividends accrued on such share during the period from and including the applicable Dividend Date immediately preceding such date (or the Issue Date for such share if there was no prior Dividend Date) through and including such date of payment or distribution (whether or not such unpaid dividends have been earned or declared).

                  "(b) Participating Distributions. Subject to Section 5(c), if,
            in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full to the holders of the Series C Preferred Stock, the Series B Preferred Stock and the holders of all other classes or series of Parity Stock, if any, which rank on a parity basis with the Investor Preferred Stock with respect to distributions upon such liquidation, dissolution or winding up of the respective preferential amounts to which they are entitled, the Corporation shall at any time distribute to the holders of its shares of Common Stock or any other class or series of Junior Stock any cash, property or other consideration, the holders of the Investor Preferred Stock shall be entitled to receive, for each share of Investor Preferred Stock held, an amount per share of the Investor Preferred Stock equal to the amount that a holder of one share of the Investor Preferred Stock would have been entitled to receive as a record holder of the number of shares of Common Stock or such class or series of other Junior Stock (as the case may be) had such share of Investor Preferred Stock been converted in accordance with Section 9 hereof, in the case of the Series B Preferred Stock, or in accordance with the Series C Certificate of Designation, in the case of the Series C Preferred Stock, immediately prior to the record date for such distribution (or, if no such record date is fixed, immediately prior to any other time as of which the holders of Common Stock or such other Junior Stock entitled to participate in such distribution was determined). The holders of the Investor Preferred Stock shall be entitled to a distribution of fractional shares or interests in any securities or other property distributed as contemplated by this subsection to the extent that holders of Common Stock are entitled to receive the same. The holders of shares of the Investor Preferred Stock on the applicable record date (or other effective time) shall be entitled to receive in lieu of such fractional shares or interests the same consideration as is payable to holders of the Common Stock or other Junior Stock in respect of which such distribution is made. If there are no fractional shares or interests payable to holders of the

            Common Stock or such other Junior Stock, the holders of shares of the Investor Preferred Stock on the applicable record date (or other effective time) shall receive in lieu of such fractional shares or interests the Fair Market Value thereof as determined by the Board of Directors in good faith. If the holders of Common Stock or such other Junior Stock are entitled to make any election with respect to the kind or amount of securities or other property receivable by them in any distribution that is subject to this subsection, the kind and amount of securities or other property that shall be distributable to each holder of shares of Investor Preferred Stock shall be based on (i) the election, if any, made by such holder of Investor Preferred Stock in writing to the Corporation on or prior to the last date on which a holder of Common Stock or such other Junior Stock may make such an election or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities or other property is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable by holders of shares of Investor Preferred Stock who do not make such election on a timely basis shall be based on the kind or amount of securities or other property receivable by a plurality of the shares held by the nonelecting holders of Common Stock or such other Junior Stock). Concurrently with the delivery to holders of Common Stock or such other Junior Stock of any document pursuant to which such holders may make an election of the type referred to in this subsection, the Corporation shall deliver a copy thereof to the holders of record of shares of the Investor Preferred Stock as of the date used for determining the holders of record of Common Stock or such other Junior Stock entitled to such delivery, which document shall be used by the holders of record of shares of the Investor Preferred Stock to make such an election. Distributions to which holders of Investor Preferred Stock are entitled to receive pursuant to this Section 5(b) are in addition to those distributions to which they are entitled pursuant to Section 5(a).

                  "(c) Limit on Participating Payments. The right of the holders of Investor Preferred Stock to participate in distributions to holders of the Common Stock or any other class or series of Junior Stock pursuant to Section 5(b) shall terminate at such time as the total amount distributed to the holders of the Investor Preferred Stock pursuant to Section 5(a) and Section 5(b) equal, for each share of Investor Preferred Stock held, Three Hundred and Eight Dollars ($308) per share.

                  "(d) Pro Rata Distributions to Senior Holders. If, upon
            distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit payment in full to the holders of the Investor Preferred Stock and the holders of all other classes or series of Parity Stock, if any, which rank on a parity basis with the Investor Preferred Stock with respect to distributions upon such liquidation, dissolution or winding up of the respective preferential amounts to which they are entitled, then the entire assets of the Corporation available for distribution to stockholders shall be distributed ratably to such holders in proportion to the respective full preferential amounts to which the shares of Investor Preferred Stock and all such other classes and series of Parity Stock would otherwise be entitled. For purposes of this subsection (d), the 'preferential amounts' to which the holders of the Series C Preferred Stock or the Series B Preferred Stock are entitled shall be the amounts determined pursuant to Section 5(a) and shall not include any amounts to which they are or may become entitled pursuant to Section 5(b).

                  "(e) Merger, Sale of Assets, Etc. For purposes of this Section
            5, no Participation Event shall in and of itself be considered to be a liquidation or winding up of the Corporation; provided, however, that if the Corporation shall fail to redeem, as and when required by Section 6 hereof and the corresponding provisions of the Series C Certificate of Designation, all shares of Investor Preferred Stock required to be redeemed as a result of such Participation Event, then the Majority Senior Holders may elect, by written notice to the Corporation at any time (either before, after or during any proceedings initiated under Section 3(i) hereof or the corresponding provisions of the Series C Certificate of Designation), to require that such Participation Event be treated as a liquidation, dissolution or winding up of the Corporation entitling the holders of the Series B Preferred Stock and the Series C Preferred Stock and the holders of the Common Stock and other Junior Stock, if any, to receive, at the closing, the respective amounts specified above in this Section 5. Nothing contained in this Section 5(e) is intended to eliminate, qualify, modify or limit the rights of the holders of the Series C Preferred Stock or the holders of the Series B Preferred Stock under any provision of the Series C Certificate of Designation or the Series B Certificate of Designation, respectively, or any other rights or remedies which such holders may have at law, in equity or by contract in the event of the failure of the Corporation to redeem shares of Series C Preferred Stock or Series B Preferred Stock as and when required by the Series C Certificate of Designation or the Series B Certificate of Designation.

                  "(f) Record Date and Notice. Unless the Majority Senior
            Holders otherwise agree in writing, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

                  "(i) Any distribution to the holders of capital stock of the Corporation of any class or series of assets of the Corporation available for distribution to its stockholders will be made to the holders of record of such class or series on a record date that is not less than 10 days nor more than 30 days prior to the date such distribution is proposed to be made (each, a 'Distribution Date').

                        "(ii) The Corporation shall give to each holder of Investor Preferred Stock at least 20 days' prior written notice of the record date to be fixed for any payment or distribution to any of the holders of any capital stock of the Corporation of any class or series. In addition to any other information required by this resolution, the Series B Certificate of Designation, any contract or applicable law, such notice shall describe in reasonable detail each payment or distribution proposed to be made, identify all classes and series of capital stock that will participate in such payment or distribution and the relative participations of the holders of each such class or series and state the record date and Distribution Date for such payment or distribution. Such notice shall be accompanied by a statement, in reasonable detail, showing the amount, kind and value of all assets of the Corporation available for payment or distribution to its stockholders. After any such notice is given, the Corporation shall promptly furnish to each holder of Investor Preferred Stock any information that such holder may reasonably request relating to the liquidation, dissolution or winding up of the Corporation and its assets and liabilities, including any information reasonably requested and in the possession of the Corporation in order to assist such holder in determining whether to exercise any right to convert any or all of such holder's shares of Investor Preferred Stock into Common Stock or other Junior Stock.

                        "(iii)The Investor Preferred Shares shall continue to be convertible into Common Stock in accordance with the respective terms thereof unless and until such holders have received indefeasible payment of the full preferential amounts to which they are entitled pursuant to
      Section 5(a). Once such payment in full has been indefeasibly made, the Investor Preferred Shares no longer shall be convertible, but the holders thereof shall continue to be entitled to participating distributions pursuant to Section 5(b)."

            29. Subsection (a) of Section 6 is amended by (i) deleting from the first sentence the phrase "Unless otherwise approved by the Majority Holders in accordance with Section 8," and capitalizing the first letter of the word "at" immediately following such phrase and (ii) deleting the first word of the second sentence and adding at the beginning of such second sentence the phrase "Unless otherwise approved by the Majority Holders in accordance with Section 8, the".

            30. Subsection (b) of Section 6 is amended by substituting "Dividend Payment Date" for the term "Accrual Dates" appearing in such subsection.

            31. Section 6(c) is amended to read in its entirety as follows:

                        "(c) Redemption at Option of Holders Upon Participation
                  Event or Reorganization Event. In the event of the occurrence of a Participation Event or any Reorganization Event, the Majority Senior Holders shall have the right to require the Corporation to redeem, on the applicable Redemption Date, all of the outstanding shares of the Investor Preferred

                  Stock. Such right may be exercised by one or more Election Forms or any other written notices (collectively, a 'Section 6(c) Election Notice') to such effect which, collectively, have been signed by the Majority Senior Holders and given to the Corporation at any time after the date of occurrence of such Participation Event or Reorganization Event (as the case may be) and prior to the expiration of the period of 15 days after written notice of such occurrence is given to the holders of the Investor Preferred Stock pursuant to Section 3(h) or, if the penultimate sentence of Section 3(h) is applicable, at any time within the period of 15 consecutive days after the written notice referred to in clause (iii) of such sentence is given; provided, however, that in the case of any Reorganization Event, such 15-day period shall be extended by a number of days equal to the number of days, if any, during which either the exercise of such right or the redemption by the Corporation of the Investor Preferred Stock shall be enjoined, stayed or otherwise prevented or delayed by order or decree of any court or tribunal. In the case of a redemption of the Investor Preferred Stock pursuant to this
                  Section 6(c) in connection with a Reorganization Event or in connection with a Participation Event under clause (v) of the definition of "Change in Control" in Section 2 resulting solely from the death of Gerard Joyce or Thomas Pugliese, the Redemption Price per share of the Series B Preferred Stock shall be equal to the sum of the Liquidation Price of such share determined as of the applicable Redemption Date plus all unpaid dividends (whether or not earned or declared) accrued on such share during the period from and including the Dividend Payment Date immediately preceding the applicable Redemption Date (or the Issue Date of such share, if the first Dividend Payment Date for such share has not yet occurred) through and including such Redemption Date. In the case of a redemption of the Investor Preferred Stock pursuant to this
                  Section 6(c) in connection with a Participation Event other than any under clause (v) of the definition of "Change in Control" in Section 2 resulting solely from the death of Gerard Joyce or Thomas Pugliese, the Redemption Price per share of the Series B Preferred Stock shall be equal to the lesser of (i) Three Hundred and Eight Dollars ($308) or (ii) the sum of (x) the Liquidation Price of such share determined as of the applicable Redemption Date, plus (y) all unpaid dividends (whether or not earned or declared) accrued on such share during the period from and including the Dividend Payment Date immediately preceding the applicable Redemption Date (or the Issue Date of such share, if the first Dividend Payment Date for such share has not yet occurred) through and including such Redemption Date plus (z) the Participation Amount calculated as of the Redemption Date."

            32. Subsections (e) and (f) of Section 6 are amended by substituting the term "Investor Preferred Stock" for the term "Series B Preferred Stock" in each place that such term appears in either subsection.

            33. Subsection (f) of Section 7 is amended by substituting "Majority Senior Holders" for the term "Majority Holders" in each place in which such term appears in such Section. The last sentence of Section 7(f) is amended to read in its entirety as follows:

            "For purposes hereof, an 'independent director' is an individual who (unless otherwise approved by the Series B Director or, if there is no Series B Director, by the Series C Director or, if there is no Series C Director, by the Majority Senior Holders) (i) has either a significant financial investment in the Corporation or a significant strategic position or expertise relative to the business of the Corporation and (ii) is not (A) an officer or employee of the Corporation or any of its Subsidiaries, (B) a director, employee, partner, manager or other member of management of any of Affiliate of the Corporation (except a director of a Subsidiary of the Corporation), (C) a relative of any Person described in subclause
            (ii)(A) or (ii)(B) or (D) a trustee of any trust or estate in which any Person described in subclause (ii)(A), (ii)(B) or (ii)(C) is a beneficiary has a substantial beneficial interest. "

            34. Subsection (a) of Section 8 is amended by (i) substituting "General" for "Business" in the last sentence and (ii) adding the following two sentences at the end of such subsection:

            "With respect to actions by the holders of the Series B Preferred Stock and the Series C Preferred Stock upon those matters on which such holders are entitled to vote as a single series or class (including any action which this resolution states is within the authority or discretion of the Majority Senior Holders), such actions may be taken either at a meeting of such holders or without a stockholder meeting by the written consent of holders of shares of Investor Preferred Stock having an aggregate Liquidation Price representing more than 50% of the total Liquidation Price of all Series B Shares and Series C Shares then outstanding. Notice shall be given in accordance with the applicable provisions of the Delaware General Corporation Law of the taking of corporate action without a meeting by less than unanimous written consent to those holders of Investor Preferred Stock whose shares were not represented on the written consent."

            35. The first sentence of subsection (b) of Section 8 is amended to read in its entirety as follows:

            "At any meeting having as a purpose either the election of a Series B Director or any action upon any other matter on which the holders of the Series B Preferred Stock are entitled to vote as a separate series or class, the presence, in person or by proxy, of the holders of record of at least a majority of the Series B Shares then outstanding, shall be required and be sufficient to constitute a quorum of such series or class for any such purpose, and the affirmative vote of the holders of a majority of the shares of Series B Preferred Stock then outstanding and entitled to vote at such meeting shall be the act of the Series B Preferred Stock."

            36. Subsection (b) of Section 8 is further amended by adding the following at the end of such subsection:

            "At any meeting having as a purpose any vote or action by holders of the Series B Preferred Stock and the Series C Preferred Stock as a single series or class (including any action which this resolution states is within the authority or discretion of the Majority Senior Holders), the presence, in person or by proxy, of the holders of record of shares of Investor Preferred Stock having an aggregate Liquidation Price representing more than 50% of the total Liquidation Price of all Series B Shares and Series C Shares then outstanding shall be required and be sufficient to constitute a quorum of such class for any such purpose, and the affirmative vote of the shares of Investor Preferred Stock having an aggregate Liquidation Price representing more than 50% of the total Liquidation Price of all Series B Shares and Series C Shares then outstanding and entitled to vote at such meeting shall be the act of the Investor Preferred Stock. At any such meeting or adjournment thereof, (A) the absence of a quorum of such holders of Investor Preferred Stock shall not prevent the taking of any action by the holders of shares other than the Investor Preferred Stock which they are entitled to take, and the absence of a quorum of holders of shares other than the Investor Preferred Stock shall not prevent the holders of the Investor Preferred Stock from taking of any action which they are entitled to take and (B) in the absence of such quorum, either of holders of the Investor Preferred Stock or of shares other than the Investor Preferred Stock (or both), a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect or the taking of any other action which they are entitled to take, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            37. Subsection (a) of Section 9 is amended by deleting the last two sentences thereof.

            38. Subsection (a) of Section 9 is further amended by substituting the following for the second sentence thereof:

            "The number of whole or fractional shares of Common Stock into which each share of Series B Preferred Stock shall be convertible as of any time shall be equal to the quotient determined by dividing (i) the sum of (A) the Liquidation Price of such share plus (B) an amount equal to all unpaid dividends accrued on such share of Series B Preferred Stock from and including the Dividend Payment

            Date immediately preceding such date (or the Issue Date if there was no prior Dividend Payment Date) through and including such time, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends; by (ii) the Conversion Price determined as of such time."

            39. The penultimate sentence of subsection (b) of Section 9 is amended by adding the following immediately after the last word in such sentence: "and the holder of the share or shares of Series B Preferred Stock so converted shall no longer have any rights or obligations pursuant to the Series B Certificate of Designation (except the right of such holder to receive, and the obligation of the Corporation to issue and deliver, such shares of Common Stock and all other securities, cash or other property, if any, issuable upon such conversion)."

            40. Subsection (j) of Section 9 is amended to read in its entirety as follows:

                  "(j) Certain Other Distributions. Subject to the second and third sentences of this Section 9(j), if the Corporation shall at any time declare or make any distribution, by dividend or otherwise, to all holders of outstanding shares of Common Stock of any cash (subject to the last sentence of this subsection) or other assets or property of any nature whatsoever, any debt securities or other evidences of its indebtedness, any capital stock, any other securities of any nature whatsoever or any warrants, options or other Rights to subscribe for, purchase or otherwise acquire any assets, property, capital stock, debt or other securities or evidences of indebtedness (excluding dividends, distributions or issuances referred to in Section 9(i), Rights referred to in Section 9(l) and Convertible Securities referred to in Section 9(m)), or shall take a record of such holders for the purpose of entitling them to receive such a distribution, then the Conversion Rate shall be adjusted to equal the product of the Conversion Rate determined as of immediately prior to such adjustment multiplied a fraction the numerator of which shall be the Current Market Price per share of the Outstanding Common Shares at the date of taking such record or, if no record is taken, at the date as of which the holders of Common Stock entitled to participate in such distribution were determined or if no such determination is made, on the date of such distribution, and the denominator of which shall be the excess of (x) such Current Market Price per share of the Outstanding Common Shares at such date over (y) the amount allocable to one share of the Outstanding Common Shares at such date of any such cash so distributable and of the Fair Market Value (as determined as of such date in good faith by the Board of Directors) of any and all such evidences of indebtedness, shares of capital stock, debt securities, other securities, property, assets or Rights so distributable. No adjustment pursuant to the foregoing provisions of this Section 9(j) shall be made if such adjustment would result in a Conversion Rate that is lower than the Conversion Rate in effect prior to such adjustment or in a Conversion Price higher than that in effect prior to such adjustment. In the event that, with respect to any such distribution, the result of subtracting the amount referred to in clause
(y) of the first sentence of this Section from the Current Market Price referred to in clause (x) of such sentence is less than one-half of such Current Market Price or such amount referred to in such clause (y) is greater than the amount of such Current Market Price referred to in such clause (x), then the adjustment provided for above in this Section shall not be made and in lieu thereof the Conversion Rate and the Conversion Price determined as of immediately prior to the applicable time referred to in clause (i) or (ii) of this sentence shall be adjusted so that the Holder of any Series B Share thereafter surrendered for conversion shall be entitled to receive the kind and number or amount of shares of Common Stock (or other capital stock of the Corporation), other Conversion Securities and other property or assets which such Holder would have received had such Series B Share been converted prior to the record date for the determination of the stockholders entitled to receive such distribution or, if no such record date is fixed, as of any other time as of which the holders of Common Stock entitled to participate in such distribution was determined, plus the kind and amount of cash, other assets or property, debt securities, other evidences of indebtedness, other securities or Rights which such Holder would have been entitled to receive by virtue of being the record holder, as of such record date or other time, of such kind and number or amount of shares of Common Stock or other Conversion Securities (assuming that such holder of Common Stock or other Conversion Securities failed to exercise rights of election, if any, as to the kind or amount of shares or stock, other securities or property receivable in such distribution, provided that if the kind or amount of shares of stock, other securities or property receivable in such distribution is not the same for each non-electing share, then the kind and amount of shares of stock, other securities or property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). An adjustment made pursuant to this Section 9(j) shall become effective, subject to Section 9(p)(D) and Section 9(p)(E), immediately after such record date or, if no such record date is fixed, immediately after the time as of which holders of Common Stock entitled to participate in such distribution were determined or, if no such time is fixed, as of the date of such distribution. No adjustment pursuant to this subsection
(j) shall be required for any cash dividend paid out of current or retained earnings to the extent the sum of the cash dividends payable after the Issue Date does not exceed the aggregate net income (determined in accordance with generally accepted accounting principles consistently applied) of the Corporation since the Issue Date."

            41. Subsection (m) of Section 9 is amended by (i) deleting the "If" appearing as the first word of the first sentence of such Section and substituting therefor the phrase "Subject to the last sentence of this Section 9(m), if" and (ii) by adding the following sentence at the end of such Section:

            "No adjustment under this Section 9(m) shall be required by reason of the issuance of any shares of the Series C Preferred Stock that
            (i) is expressly provided for in (A) the TFC Series C Purchase Agreement or the Co-Investment Agreement referred to therein, (B)
            Section 2.4 of the TFC Series C Purchase Agreement or (C) in the Pugliese Employment Agreement; or (ii) with the prior consent of the Majority Senior Holders given in a written instrument that expressly states that no such adjustment shall be required."

            42. Clause (A) of subsection (n) of Section 9 is amended by adding the following, immediately after the term "Convertible Securities" in the first place that such term appears in such clause:

            "other than shares of the Series C Preferred Stock referred to in the last sentence of Section 9(m):"

            43. The last sentence of clause (A) of subsection (p) of Section 9 is amended by adding the phrase "except shares of Series C Preferred Stock issued to Thomas Pugliese pursuant to the Pugliese Employment Agreement" immediately after the term "Subsidiary" appearing in such sentence.

            44. Section 9(p)(F) is amended by (i) substituting "Majority Senior Holders" for the term "Majority Holders" in each place such term appears therein, (ii) adding "or during any period that no shares of Series B Preferred Stock shall be outstanding, the Series C Director" immediately after the term "Series B Director" in each place such term appears therein and (iii) substituting "this resolution" for the words "this Agreement" appearing in the first sentence of such Section.

            45. Subsection (w) of Section 9 is amended by (i) substituting the words "receive or purchase (as the case may be)" for the word "purchase" in the first place that such word appears; (ii) adding the words "or purchasable (as the case may be)" immediately after the word "receivable" in each place that such word appears; and (iii) adding the following sentence at the end thereof:

            "The provisions of this Section 9(w) are supplemental to, and are not intended to eliminate, qualify, modify or limit the rights of the holders of any Investor Preferred Shares under any other provision of this resolution, including Sections 3(i), 6(c) and 5(e), or the Series C Certificate of Designation, including the provisions thereof corresponding to Sections 3(i), 6(c) and 5(e) hereof, or any other rights or remedies which such holders may have at law, in equity, by contract or otherwise in the event of any transaction referred to in this Section 9(w)."

            46. Subsection (y) of Section 9 is amended by (i) substituting "Majority Holders" for the word "Representative" in each place that such word appears therein and (ii) amending the last sentence of clause C of such subsection to read in its entirety as follows:.

            "Without limiting the generality of the immediately preceding sentence, no decision of any arbitrator appointed pursuant to this
            Section 9(y) shall have or be given any res judicata or similar effect in any action, suit or proceeding in which any claim by any holder of any Series B Share or Conversion Securities or any holder of Series C Shares or of any securities into which any Series C Share is converted of any breach or inaccuracy of any representation or warranty of, or any breach or failure to perform any covenant, agreement or obligation, of the Corporation contained herein or in the Series C Certificate of Designation, the

            TFC Series C Purchase Agreement, any Purchase Agreement or any other agreement or instrument is to be adjudicated."

            47. The first sentence of Section 9(y)(A) is amended to read in its entirety as follows:

            "If there shall arise any dispute between the Corporation and the Majority Holders concerning the calculation of the Redemption Price in the case of a redemption pursuant to Section 6(c), the interpretation, application or operation of the adjustment provisions of Section 9 (other than any such dispute referred to in the second sentence of Section 9(p)(F), which shall be resolved as stated therein) or the interpretation, application or operation of the provisions of Section 10, the Corporation and the Majority Holders will promptly attempt to settle such dispute through consultation and negotiation in good faith and in a spirit of mutual cooperation."

            48. The last sentence of Section 11 is amended to read in its entirety as follows:

            "The word 'property' and the word 'assets' shall each include assets or property of any kind, whether real, personal, tangible or intangible."

            49. Section 14 is amended to read in its entirety as follows:

                  "14. Waivers.

                        "(a) Any provision of this resolution which, for the
                  benefit of the holders of Series B Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the Majority Holders, either in writing or by vote at a meeting called for such purpose at which the holders of Series B Preferred Stock shall vote as a separate class, unless such waiver, by its terms, has an adverse effect upon the shares of Series B Preferred Stock of any holder that does not affect all shares of Series B Preferred Stock on an equal per share basis, in which case such waiver shall require the prior approval of such holder.

                        "(b) Any provision of this resolution which, for the
                  benefit of the holders of Investor Preferred Stock without distinction as to series or class, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the Majority Senior Holders, either in writing or by vote at a meeting called for such purpose at which the holders of the Investor Preferred Stock shall vote as a separate, single class, unless such waiver, by its terms, has an adverse effect upon the shares of the Series B Preferred Stock or the Series C Preferred Stock of any holder that does not affect all shares of the other series on an equal per share basis, in which case such waiver shall require the prior approval of the holders of a majority of the shares of the affected series.

                        "(c) Any waiver given as provided in subsection (a) of
                  this Section shall be binding on all holders of the Series B Preferred Stock. Any waiver given as provided in subsection
                  (b) of this Section shall be binding on all holders of the Investor Preferred Stock."

            50. Section 15 is amended to read in its entirety as follows:

                  "All notices, requests, consents, demands, elections and other communications required or permitted hereunder shall be in writing and shall be given or delivered to the intended recipient at: (i) in the case of any holder of shares of Investor Preferred Stock, to such holder at his address appearing on the books of the Corporation or supplied by him in writing to the Corporation for the purpose of such notice; and (ii) in the case of the Corporation, to the Corporation at its principal office at 9531 West 78th Street, Minneapolis, Minnesota, or at such changed address as the Corporation may from time to time specify in writing to each holder of shares of Investor Preferred Stock. Any such notice, request, consent, demand, election or other communication shall be deemed to have been duly given or delivered if personally delivered or sent by registered or certified mail, return receipt requested, Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery or by telegram, telex or facsimile transmission and will be deemed given or delivered, unless earlier received: (1) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by telegram or telex or facsimile transmission, on the date sent and (4) if delivered by hand, on the date of delivery. No failure on the part of the Corporation to give any notice required by any provision of this resolution, nor any delay or defect in any such notice which is given or delivered or in the giving or delivery thereof, shall adversely affect the rights which the holders of the Series B Preferred Stock or the holders of the Investor Preferred Stock would have if such notice had been duly given on a timely basis, and such holders shall be entitled to exercise such rights from and at any time after they acquire actual knowledge of the matters required to be set forth in such notice."

            51. The last sentence of Section 15 is amended by adding the words "or the holders of the Investor Preferred Stock" immediately after the term "Series B Preferred Stock appearing therein.

            52. Section 17 is amended to read in its entirety as follows:

                        "17. Amendment; Voting Rights.

                              "(a) This resolution may be amended from time to
                        time by the Board of Directors with the affirmative vote or written consent of the Majority Holders; provided, however, any such amendment which, by its terms, would have an adverse effect upon the shares of Series B Preferred Stock of any holders that does not affect all shares of Series B Preferred Stock on an equal per share basis shall also require the prior approval of such holder. Unless otherwise required by mandatory provisions of applicable law or the Series C Certificate of Designation, no vote or consent of the holders of any other class or series of the Corporation's stock shall be necessary.

                              "(b) The Series B Shares shall not carry voting
                        rights except as provided in this resolution and except for any voting rights to which the holders thereof may be or become entitled under the General Corporation Law of the State of Delaware as in effect from time to time (or any successor statutory provisions) or other applicable law. The foregoing shall not prevent the Corporation from granting, by contract (including the Stockholders Agreement) or otherwise, to any Holder or Holders of any Series B Shares any consent or approval, veto or similar rights of any nature whatsoever.

                              "(c) Without the consent of the holders of a
                        majority of the number of shares of Series B Preferred Stock then outstanding, the Corporation shall not amend, alter or repeal any provision of the Corporation's Certificate of Incorporation, this resolution or any resolution of the Board of Directors establishing and designating any series or class of capital stock and determining the relative rights and preferences thereof, so as to effect any adverse change in the rights, privileges, powers or preferences of the holders of the Series B Preferred Stock."

            53. Section 18 is amended to read in its entirety as follows:

                        "18. Decisions by Holders Generally. Unless otherwise
                  expressly provided herein, all decisions and determinations required or permitted to be made hereunder by the Holders (including any decision as to whether to give any consent or approval) shall be made by the Majority Holders. To the maximum extent permitted by law, each Person who is or shall become a holder of any Series B Share waives all fiduciary duties to such Person, if any, that the Majority Holders, the Majority Senior Holders, any other Holder of any Series B Share or any holder of any Series C Share otherwise would or might have."

            54. The Certificate of Designation for the Corporation's Series B Senior Cumulative Compounding Convertible Redeemable Preferred Stock is hereby further amended by (i) renumbering Sections 10, 11, 12, 13, 14, 15, 16, 17 and 18 as Sections 11, 12, 13, 14, 15, 16, 17, 18 and 19, respectively, and (ii) by adding thereto, immediately after the end of Section 9, the following new
Section 10:

            10. Initial Public Offering.

                        "(a) Qualified IPO. Subject to Section 6(e), upon the
                  occurrence of a Qualified IPO or on such date or dates as of which holders of more than 75% of the total number of shares of Series B Preferred Stock issued pursuant to the Purchase Agreements have converted their shares of Series B Preferred Stock into Common Stock in accordance with the provisions of
                  Section 9, the Corporation may elect, by written notice to that effect given to each holder of Series B Preferred Stock within 10 Business Days after the date of such closing, to require that all, but not less than all, outstanding shares of Series B Preferred Stock be converted, effective as of such tenth Business Days, into duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Conversion Rate determined as of such tenth Business Day and otherwise in accordance with Section 9 and the applicable provisions of this Section 10 (after giving effect or pro forma effect to all adjustments, if any, to the Conversion Rate and the Conversion Price required by the provisions of
                  Section 9 as a result of any issuances or deemed issuances of shares of Common Stock in or in connection with the Qualified IPO, including all issuances or sales of shares of Common Stock, Rights or Convertible Securities to the public, to any underwriter as compensation or otherwise for such underwriter's own account and not for resale to the public, and all 'over-allotment options' and similar rights granted to any underwriter).

                        "(b) Other IPO. Subject to Section 10(e), if the
                  Corporation, with the prior consent of the Majority Senior Holders, consummates an initial public offering of the Corporation's Common Stock at a price to the public reflecting a pre-money common equity valuation of less than $231 per share of Common Stock on a fully diluted basis (as such price per share shall be appropriately adjusted for stock splits, reverse splits, stock dividends or other reclassifications, reorganizations or similar events affecting the capital stock of the Corporation, the record date for which occurs after the Closing Date), other than an initial public offfering that is initiated by a demand for registration made in acordance with the provisions of Article II of the Registration Rights Agreement by the Investors (as defined therein), then unless the Majority Senior Holders and the Corporation otherwise agree in writing, effective as of the date of the closing of the consummation of such initial public offering, all Series B Shares (other than any Series B Shares as to which a notice of conversion has been given prior to such date and not revoked by the holders thereof) shall be converted into duly authorized, validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 9 hereof and the applicable provisions of this Section 10. The number of shares into which each outstanding Series B Share shall be converted shall be the greater of (i) the Conversion Rate determined as of the date of the closing of the consummation of such public offering (after giving effect or pro forma effect to all adjustments, if any, to the Conversion Rate and the Conversion Price required by the provisions of Section 9 as a result of any issuances or deemed issuances of shares of Common Stock in or in connection with such initial public offering, including all issuances or sales of shares of Common Stock, Rights or Convertible Securities to the public, to any underwriter as compensation or otherwise for such underwriter's own account and not for resale to the public, and all 'over-allotment options' and similar rights granted to any underwriter); or (ii) the quotient obtained by dividing the lesser of "A" or "B" by "C" where

                        A = Two Hundred and Thirty-One Dollars ($231),

                        B = the sum of (x) the Liquidation Price of such share of Series B Preferred Stock as of the date of the closing of the consummation of such public offering, plus (y) all unpaid dividends accrued on such share during the period from and including the applicable Dividend Payment Date immediately preceding such date (or the Issue Date for such share if there was no prior Dividend Date) through and including such date of payment or distribution (whether or not such unpaid dividends have been earned or declared), plus (z) the Participation Amount of such share of Series B Preferred Stock as of the date of the closing of the consummation of such public offering, and

                        C = the pre-money value per share of the Common Stock on a fully diluted basis implied by such initial public offering.

                        "(c) Effect of Closing of IPO. Except as otherwise
                  expressly provided in this Section 10, the conversion of the Series B Shares into Common Stock pursuant to subsection (a) or (b) of this Section 10 shall, for purposes of Section 9 hereof, have the same effect as if each holder of Series B Shares gave a notice of conversion pursuant to Section 9(b). Upon the effective date for such conversion determined in accordance with this Section 10 as specified in the notice to each holder of Series B Preferred Stock, each share of Series B Preferred Stock will be deemed to be converted into the number of shares of Common Stock of the Corporation determined as set forth in this Section 10 and the holder of such share of Series B Preferred Stock shall no longer have any rights or obligations pursuant to the Series B Certificate of Designation (except the right of such holder to receive, and the obligation of the Corporation to issue and deliver, such shares of Common Stock and all other securities, cash or other property, if any, issuable upon such conversion), but shall instead have all the rights and obligations of holders of the Corporation's Common Stock.

                        "(d) Notices; Continued Convertibility; Effective Date
                  of Conversion. In the case of any initial public offering of the Common Stock (or any Rights or Convertible Securities), the Corporation shall, promptly after the price to the public is determined, the Corporation shall give written notice to each holder of any Investor Preferred Shares of such price to the public and shall also give each such holder at least three Business Days advance notice of the date of the closing of the consummation of such public offering. The calculations required by Section 10(a) or Section 10(b) (whichever is applicable) shall be made promptly after the exercise, expiration or termination of any "over-allotment option" granted to the underwriters, and the Corporation shall promptly provide each holder of Investor Preferred Shares with a written statement of the number of shares of Common Stock into which each Series B Share and each Series C Share is convertible in sufficient detail to permit such holder to confirm the Corporation's calculations. Each Series B Share shall continue to be convertible, at the election of the holder thereof, into Common Stock in accordance with Section 9 through and including the eighth Business Day after such holder receives the written statement of the Corporation's calculations referred to in the immediately preceding sentence. If such holder does not elect to so convert any Series B Share, such share shall be converted into shares of Common Stock pursuant to Section 10(a) or Section 10(b) (whichever is applicable) and such conversion shall be effective as of the date of the closing of the consummation of the initial public offering.

                        "(e) Simultaneous Conversion of Series C Shares. Unless
                  the Majority Senior Holders otherwise agree in writing, the Corporation may not require the conversion of the Series B Preferred Stock pursuant to Section 10(a) by reason of the occurrence of a Qualified IPO or pursuant to Section 10(b) unless all shares of the Series C Preferred Stock are simultaneously required to be converted in accordance with the corresponding provisions of the Series C Certificate of Designation."

      SECOND: That the appropriate stockholders of the Corporation approved such amendment by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by duly authorized officers of the Corporation this ___ day of __________, 1997.



                                          By:
                                          Name:
                                          Title:


                                          By:
                                          Name:
                                          Title: